VII PEAKS CAPITAL LLC

SUBSCRIPTION AGREEMENT

Shares Of Common Stock Of VII Peaks Co-Optivist™ Income BDC II, Inc.

The undersigned hereby tenders this subscription and applies for the purchase of the dollar amount of common shares of beneficial interest (the "Shares") of VII Peaks Co-Optivist™ Income BDC II, Inc. (sometimes referred to herein as the "Company"), set forth below.

1. INVESTMENT

☐ Initial Investment *($5,000 minimum)* ☐ Additional Investment *($500 minimum)* ☐ NAV or Net of commission Investment

Subscription Amount $ [ ]

2. OWNERSHIP *(Select only one)*

☐ **Individual** ☐ **Joint Tenants with Right of Survivorship** ☐ **Pension Plan** ☐ **Trust** *(Complete Appendix A on page A-5)*

☐ **Non-Profit Organization** ☐ **Corporation or Partnership** *(Complete Appendix B on page A-6)*

☐ **UGMA: State of** _______ ☐ **UTMA: State of** _______ ☐ **Other** *(Specify and include title pages)* ____________________

☐ **Custodial Account:** ☐ **IRA** ☐ **SEP/IRA** ☐ **ROTH/IRA** ☐ **OTHER Qualified Acct:** ____________________

Custodian Name: ____________________ **Account #:** ____________________

Custodian Mailing Address: ____________________

3. INVESTOR INFORMATION

A. Individual/Beneficial Owners (Trust/Corporation/Partnership)

Name of investing entity			Tax ID Number
First Name	(MI)	Last Name*	Gender (M/F)
Social Security Number*		Date of Birth (MM,DD,YYYY)*	Daytime Phone Number

B. Joint Investor/Minor

First Name	(MI)	Last Name*	Gender (M/F)
Social Security Number*		Date of Birth (MM,DD,YYYY)*	Daytime Phone Number

C. Transfer on death beneficiary *(Individual or Joint Tenant Accounts Only)*

First Name	(MI)	Last Name	Social Security Number	___Primary	___%
First Name	(MI)	Last Name	Social Security Number	___Primary	___%

4. ADDRESS

A. Investor's Address of Record

Street Address			
City	State	Zip Code	If Non-U.S., Specify Country

B. Investor's Mailing Address *(If different than address of record, above)*

Street Address			
City	State	Zip Code	If Non-U.S., Specify Country

5. DISTRIBUTIONS *(IRA accounts may not direct distributions without the custodian's approval)*

☐ I choose to participate in the Company's DRIP - Distribution Reinvestment Plan.*

________% of Distribution

☐ I choose to have distributions deposited in a checking/savings/IRA/ brokerage account or sent to the custodian for the benefit of the investor.**

________% of Distribution

☐ I choose to have distributions mailed to me at the address listed in section 4.

________% of Distribution

Assign Applicable Percentage / Must Total 100%

** Each investor that elects to have his or her distributions reinvested in VII Peaks Co-Optivist™ Income BDC II, Inc.'s Distribution Reinvestment Plan agrees to notify the Company and the broker-dealer named in this Subscription Agreement in writing at any time there is a material change in his or her financial condition, including failure to meet the minimum income and net worth standards as imposed by the state in which he or she resides.*

*** I authorize the Company or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Company in writing to cancel it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit. I also hereby acknowledge that funds and/or Shares in my account may be subject to applicable abandoned property, escheat or similar laws and may be transferred to the appropriate governmental authority in accordance with such laws, including as a result of account inactivity for the period of time specified in such laws or otherwise. None of the Company, its affiliates, its agents or any other person shall be liable for any property delivered in good faith to a governmental authority pursuant to applicable abandoned property, escheat or similar laws.*

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VII064.06192013

Please attach voided pre-printed check from the below referenced account where funds from distribution are to be sent here **

Name of Financial Institution			Account Type
Mailing Address	City/State	Zip Code	Account Number
Signature of Individual/Trustee/Beneficial Owner (MANDATORY)			ABA Routing Number
			Signature of Joint Owner

6. ELECTRONIC DELIVERY OF REPORTS AND UPDATES *(You will not receive paper mailings)*

In lieu of receiving documents by mail, I authorize the Company to make available on its website at www.viipeaks.com its monthly, quarterly and annual reports, supplements, announcements or other documents required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. Any documents not uploaded and made readily available on the website will be e-mailed to the address identified below. (Any investor who elects the Electronic Delivery option must provide a valid e-mail address, and such investor shall be responsible for notifying the Company in writing should such account relating to the e-mail address be terminated or changed.) The e-mail address for receipt of notifications as outlined above is:

E-mail address	Initials

7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF INVESTOR

Please carefully read and separately initial each of the representations below, as applicable. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order for the Company to accept this Subscription Agreement and as further consideration for such acceptance, I hereby represent and warrant as follows:

SECTIONS a—e BELOW ARE MANDATORY	Owner *(Initials)*	Joint Owner *(Initials)*
a) I have received the final prospectus (as amended or supplemented as of the date hereof) for VII Peaks Co-Optivist™ Income BDC II, Inc. at least five business days prior to the signing of this subscription agreement.		
b) I have (i) a net worth of at least $250,000 or (ii) a net worth of at least $70,000 and a gross annual income of at least $70,000. (Net worth does not include home, furnishings and personal automobiles.)		
c) I am (we are) purchasing shares for my (our) own account.		
d) I (we) acknowledge that the shares are not liquid, there is no public market for the shares, and I (we) may not be able to sell the shares.		
e) I am either purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust/other entity of which I am trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.		
f) If I am (we are) a resident of **Alabama**, I (we) certify that I (we) have a net worth of at least 10 times my (our) investment in the Company and other similar programs.		
g) If I am (we are) a resident of **California**, I (we) certify that in addition to the suitability standards above, I (we) must limit my (our) investment in the Company to 10% of my (our) net worth (excluding home, furnishings and automobiles).		
h) If I am (we are) a resident of **Iowa**, I (we) have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, my (our) total investment in the Company shall not exceed 10% of my (our) net worth. Liquid net worth is that portion of an investor's net worth that consists of cash, cash equivalents and readily marketable securities and is exclusive of home, auto and furnishings.		
i) If I am (we are) a resident of **Kansas**, I (we) certify that my (our) aggregate investment in the Company and other non-traded business development companies is not more than 10% of my (our) liquid net worth. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
j) If I am (we are) a resident of **Kentucky**, I (we) certify that I (we) have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, I (we) certify that my (our) total investment in the Company shall not exceed 10% of my (our) liquid net worth.		
k) If I am (we are) a resident of **Maine**, I (we) certify that my (our) aggregate investment in the Company and other non-traded business development companies is not more than 10% of my (our) liquid net worth.		
l) If I am (we are) a resident of **Massachusetts**, I (we) certify that my (our) aggregate investment in this offering, offerings by other non-traded business development companies and offerings by other non-traded direct participating programs does not exceed, in the aggregate, more than 10% of my (our) liquid net worth. Liquid net worth is that portion of an investor's net worth that consists of cash, cash equivalents and readily available marketable securities.		

A-2

In addi..on, you understand that you will receive a confirma..on of your purchase, subject to acceptance by the Company, within 15 days from the date your subscrip ...on is received and accepted, and that the sale of Shares pursuant to this subscrip..on agreement will not be effec..ve un..l at least five business days a..er the date you have received a final Prospectus. .. You should not expect to be able to sell your shares regardless of how we perform. If you are able to sell your shares of common stock, you will likely receive less than your purchase price. Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. .. We do not intend to list our common stock on any securi..es exchange during or for what may be a significant ..me a..er the offering period, and we do not expect a secondary market in the common stock to develop. .. We plan to implement a share repurchase program , but only a limited number of shares of common stock will be eligible for repurchase by us. In addi..on, any such repurchases will be at a price less than the current offering price in effect on the date that we ini..ate each quarterly repurchase offer. .. You should consider that you may not have access to the money you invest for an indefinite period of ..me. An investment in our shares of common stock is not suitable for you if you need access to the money you invest. See gShare Repurchase Program,h gSuitability Standardsh and gLiquidity Strategy.h .. Our distribu..ons in our ini..al year of investment opera..ons were not based on our investment performance, but were supported by our Advisors in the form of opera..ng expense support payments to us, and a por..on of our distribu..ons cons..tuted a return of capital. A]3 Owner (ini..als) Joint Owner (Ini..als) m) If I am (we are) a resident of Nebraska, I (we) cer..fy that in addi..on to the suitability requirements described above, I (we) have (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000 (exclusive of home, home furnishings and automobiles); and (ii) maximum investment in this offering will not exceed 10% of the investorfs net worth. n) If I am (we are) a resident of New Jersey, I (we) cer..fy that my (our) aggregate investment in this offering and similar offerings not exceed 10% of my (our) liquid net worth. For this purpose gliquid net worthh is defined as that por..on of net worth that consists of cash, cash equivalents and readily marketable securi..es. o) If I am (we are) a resident of New Mexico, I (we) cer..fy that in addi..on to the suitability standards above, I (we) must limit my (our) investment in the Company and its affiliates to 10% of my (our) net worth. p) If I am (we are) a resident of North Dakota, I (we) cer..fy that I (we) have a net worth of at least ten ..mes my (our) investment in the Company and its affiliates and that I (we) meet one of the established suitability standards. q) If I am (we are) a resident of Ohio, I (we) cer..fy that my (our) aggregate investment in this offering, Affiliates of the issuer, and in other non]traded business development companies does not exceed 10% of my (our) liquid net worth. For this purpose gliquid net worthh is defined as that por..on of net worth (total assets exclusive of home, home furnishings, and autor) If I am (we are) a resident of Oregon, I (we) cer..fy that in addi..on to the suitability standards above, I (we) must limit my (our) investment in the Company and its affiliates to 10% of my (our) net worth. s) If I am (we are) a resident of Oklahoma, I (we) cer..fy that my (our) aggregate investments in the Company is not more than 10% of my (our) net worth (excluding home, home furnishings and automobiles). t) ) If I am (we are) a resident of Tennessee, I (we) cer..fy that in addi..on to the suitability requirements described above, I (we) have (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $500,000 (exclusive of home, home furnishings and automobiles); and (ii) maximum investment in this offering will not exceed 10% of the investorfs net worth. SUBSTITUTE IRS FORM W]9 CERTIFICATION I (we) declare that the informa..on supplied in this subscrip..on agreement is true and correct and may be relied upon by the Company in connec..on with my (our) investment in the Company. Under penal..es of perjury, each investor signing below cer..fies that (1) the number shown in the Investor Social Security Number/ Taxpayer Iden..fica..on Number field in Sec..on 3 of this form is my correct taxpayer iden..fica..on number (or I am wai..ng for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been no..fied by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has no..fied me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a non]resident alien). NOTE: You must cross out item (2) above if you have been no..fied by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than this cer..fica..on, which is required to avoid backup withholding. Owner or authorized person: Print Name Signature Date Owner or authorized person: Print Name Signature Date Signature of Custodian (if applicable) Date

8. BROKER-DEALER INFORMATION *(All fields mandatory)*

The undersigned confirm on behalf of the Broker-Dealer that they (i) are registered in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor's prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor ; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vii) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor's suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares.

The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing ***Anti-Money Laundering Program and Customer Identification Program in accordance with Section 326 of the USA PATRIOT ACT***

Broker-Dealer Firm Name	Financial Advisor Name	
Financial Advisor Mailing Address		
E-Mail Address	Telephone	Rep #
Financial Advisor Signature		Date
Broker Dealer Supervisor Signature (MANDATORY)		Date

9. INVESTMENT INSTRUCTIONS

☐ **By Wire Transfer:**
Account Name: Phoenix American Financial Services, Inc.
as trustee for VII Peaks Capital, LLC
Account Number: 0 3 2 4 2 5 8 5 0
Routing Number: 1 2 1 1 0 0 7 8 2
Bank Name: Bank of the West
Bank Location: Walnut Creek, CA

☐ **Custodial Accounts:**
Forward this subscription agreement directly to your current custodian of assets.

☐ **By Mail:**
Phoenix American Financial Services, Inc.
Attn: VII PEAKS Co-Optivist Income BDC II Service Team
2401 Kerner Blvd., San Rafael, California 94901
Telephone: 855-889-1778
Facsimile: 415-485-4553

Make all checks payable to:
VII Peaks Co-Optivist Income BDC II, Inc.

(PLEASE DO NOT SUBMIT CASHIERS CHECKS OR MONEY ORDERS)

NOTICE TO STOCKHOLDER OF ISSUANCE OF UNCERTIFICATED SHARES OF COMMON STOCK

Containing the information required by Section 2-221
of the Maryland General Corporation Law

To: Stockholder
From: VII Peaks Co-Optivist™ Income BDC II, Inc.

Shares of Common Stock, $0.001 par value per share

VII Peaks Co-Optivist™ Income BDC II, Inc., a Maryland Corporation (the "Corporation"), is issuing to you, subject to acceptance by the Corporation, the number of shares of its common stock (the "Shares") that correspond to the dollar amount of your subscription as set forth in your subscription agreement with the Corporation. The shares do not have physical certificate. Instead, the Shares are recorded on the books and records of the Corporation, and this notice is given to you of certain information relating to the shares. All capitalized terms not defined herein have the meanings set forth in the Corporation's Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of the Corporation on request, and without charge. Requests for such a copy may be directed to the Secretary of Corporation at its principal office.

The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by section 2-221 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set , and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of Corporation at its principal office.

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APPENDIX A ] TRUSTEE CERTIFICATION OF INVESTMENT POWERS To be completed only by Trust Subscribers This form may be used in connec..on with investments held by a trust in VII Peaks Co]Op..vistTM Income BDC II, Inc. You are authorized to accept orders and other instruc..ons from those individuals or en....es listed below, unless their authority is expressly limited on this cer..fica..on (a..ach extra pages, if necessary.) Please select one of the following three op..ons: The Trustee(s) listed below may act as a majority as provided in the trust document referenced above. The Trustee(s) listed below may act independently as provided in the trust document referenced above. The Trustee(s) listed below must act collec..vely as provided in the trust document referenced above. (a) We cer..fy that we have the power under the Trust and applicable law to enter into transac..ons involving the establishment and modifica] ...on of subscrip..ons pertaining to investments in VII Peaks Co]Op..vistTM Income BDC II, Inc. in respect of which the Trust has submi..ed a subscrip..on agreement. (b) We understand you, at your sole discre..on and for your sole protec..on, may require the wri..en consent of any or all Trustees prior to ac..ng upon the instruc..ons of any individual Trustee. We, the Trustee(s), jointly and severally shall indemnify you and hold you harmless from any liability for effec..ng any orders, transac..ons and instruc..ons, if you act pursuant to instruc..ons you believe to have been given by any of the authorized individuals listed under Sec..on 4 below. (c) We agree to inform you in wri..ng of any amendment to the Trust that affects its interest in VII Peaks Co]Op..vistTM Income BDC II, Inc. or its ac..ons in respect thereto, or any change in the composi..on of the Trustee(s), or any other event that could materially alter the cer..fica] ...ons made above. You may rely on the con..nued validity of this cer..fica..on indefinitely absent actual receipt of such no..ce. All Trustees must sign. Should only one person execute this agreement, it shall cons..tute a representa..on that the signer is the sole Trustee. A..ach extra pages if necessary. A]5 Complete Name of the Trust: Successor Trustees: Date of the Trust: Date of the Latest Amendment: Successor Trustees: Successor Trustees: Successor Trustees: Revocable/ Living Trust (YES/NO): Trustee Name (Please print) Signature Date Trustee Name (Please print) Signature Date Trustee Name (Please print) Signature Date Trustee Name (Please print) Signature Date TRUST INFORMATION AUTHORIZED INDIVIDUAL(S) INVESTMENTS PERMITTED TRUSTEE SIGNATURES SUCCESSOR TRUSTEES Please complete this sec..on if applicable.

APPENDIX B ] CORPORATE/LLC/LP RESOLUTION To be completed only by Corporate/LLC/LP Subscribers This form may be used by any new/current investor(s) (an gInvestorh) to grant designated officer(s)/member(s)/partner(s) of an en..ty (corpora..on/LLC/LP full authority regarding an investment in VII Peaks Co]Op..vistTM Income BDC II, Inc. I hereby cer..fy that pursuant to: (a) a valid mee..ng of the board of directors/members/partners of an en..ty organized and exis..ng under and by virtue of the laws of the State of (the gEn..tyh), at which said mee..ng a quorum was present and ac..ng throughout, or (b) a valid wri..en consent of such a board of directors/members/partners, the following resolu..on was adopted and remains in full force and effect without modifica..on through the date set forth above: RESOLVED, that any officers/members/partners of the en..ty listed below are, and any one of them hereby is, fully authorized, empowered, and directed to invest and to make any modifica..ons to investments in VII Peaks Co]Op..vistTM Income BDC II, Inc. and that each of such officers/ members/partners is hereby authorized, empowered, and directed to execute, deliver on behalf of the en..ty and cause the en..ty to perform, under any and all agreements, instruments and other documents, and to take such ac..ons as such officer may reasonably deem necessary or advisable to carry out such investments or modifica..ons thereto. I further cer..fy that the authority thereby conferred is not inconsistent with the Charter or Bylaws/agreements of this en..ty, and that the following is a true and correct list of the officers/members/partners of this en..ty as of the present date. Please list all officers/members/partners of the en..ty who meet the requirements listed above. A]6 Name: Title: Name: Title: Name: Title: In Witness Whereof, I have hereunto set my hand this day of 20 Secretary OFFICERS/ MEMBERS/ PARTNERS